Exhibit 99.5

COMBINED FINANCIAL STATEMENTS OF IBU

INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Accountants
Combined Statement of Operations for the year ended December 31, 2002
Combined Balance Sheet as of December 31, 2002
Combined Statement of Cash Flows for the year ended December 31, 2002
Notes to the Combined Financial Statements
Unaudited Combined Statement of Operations for the three months ended March 31, 2003 and 2002
Unaudited Combined Balance Sheet as of March 31, 2003 with comparative totals as of December 31, 2002
Unaudited Combined Statement of Cash Flows for the three months ended March 31, 2003 and 2002
Notes to the Unaudited Combined Financial Statements

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Fast Search & Transfer ASA

We have audited the combined balance sheet of IBU as described in Note 1, as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared from the separate records maintained by IBU and may not necessarily be indicative of the conditions that would have existed or the results of operations if IBU had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from accounts applicable to the Company as a whole.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of IBU as of December 31, 2002 and the results of operations, and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Deloitte & Touche AS

/s/ Deloitte & Touche
Oslo, Norway
March 25, 2003
except Note 10 which is as of April 21, 2003

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

COMBINED STATEMENT OF OPERATIONS

(IN THOUSANDS OF USD)

FOR THE YEAR ENDED DECEMBER 31, 2002

NET REVENUES
Search services	8,788
TOTAL NET REVENUES	8,788

OPERATING EXPENSES
Cost of revenues	3,445
Research and development (exclusive of share-based compensation expense of $883 thousand)	1,678
Sales and marketing	3,248
General and administrative	2,351
Depreciation and amortization	5,080
Share-based compensation	883
TOTAL OPERATING EXPENSES	16,685

OPERATING LOSS	(7,897)
OTHER INCOME (EXPENSE)
Other income (expense), net	—
LOSS BEFORE TAXES	(7,897)
Income taxes	—
NET LOSS	(7,897)

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

COMBINED BALANCE SHEET

(IN THOUSANDS OF USD)

AS OF DECEMBER 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	—
Accounts receivable	1,516
Other current assets	263
TOTAL CURRENT ASSETS	1,779

NON-CURRENT ASSETS:
Property and equipment, net	4,020
Intangible assets, net	1,762
TOTAL NON-CURRENT ASSETS	5,782
TOTAL ASSETS	7,561

LIABILITIES AND NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable	761
Accrued expenses and other liabilities	504
TOTAL CURRENT LIABILITIES	1,265
NON-CURRENT LIABILITIES:
Other long-term liabilities	—
TOTAL NON-CURRENT LIABILITIES	—
NET INVESTMENT	6,296
TOTAL LIABILITIES AND NET INVESTMENT	7,561

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

COMBINED STATEMENT OF CASH FLOWS

(IN THOUSANDS OF USD)

FOR THE YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(7,897)
Depreciation and amortization	5,080
Share-based compensation	883
Changes in assets and liabilities:
Accounts receivable	1,302
Accounts payable	116
Other assets and liabilities, net	(263)
NET CASH USED IN OPERATING ACTIVITIES	(779)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed and intangible assets	(2,009)
NET CASH USED IN INVESTING ACTIVITIES	(2,009)

CASH FLOWS FROM FINANCING ACTIVITIES
Net group contribution received	2,788
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,788

Effect of foreign exchange rate changes	—
Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—
CASH AND CASH EQUIVALENTS, END OF PERIOD	—

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Purchase agreement

On February 25, 2003, Fast Search & Transfer ASA (“FAST”) and Overture Services, Inc. (“Overture”), announced that they had reached an agreement where Overture will purchase FAST’s Internet search business unit. Such agreement was consummated on April 21, 2003. FAST received $70 million in cash, and is eligible to receive performance-based cash incentive payments for up to $30 million over the next three years. Under the terms of the agreement, Overture will acquire FAST’s Internet business unit assets including FAST Web Search™, AlltheWeb.com™, and FAST PartnerSite™ products, related intellectual property rights, as well as data centers and equipment in Sacramento (USA) and London (UK). In addition, FAST’s Internet business unit personnel transferred to Overture.

Basis of presentation

In these notes to the combined financial statements, references to “IBU”, or the “Company” are to the Internet Business Unit of Fast Search & Transfer ASA, and its combined businesses and assets, as described below. IBU provides software-based solutions, which enhance the delivery and retrieval of information over wired and wireless networks, such as the Internet. IBU’s solutions enable providers of all types of electronic data, including real-time data, to deliver timely and relevant information to corporations, institutions and other users. Users of IBU solutions can personalize the retrieval of information across a variety of all types of devices, such as desktop computers, mobile phones, personal digital assistants and other mobile computing devices.

At December 31, 2002, the Internet Business Unit was an integral part of Fast Search & Transfer ASA. Its assets primarily consisted of certain fixed assets, patents and other technology rights owned by FAST. Historically, financial statements have not been prepared for IBU, as it had no separate legal status or existence. The purpose of these financial statements is to present the Internet Business Unit of Fast Search & Transfer ASA, as if it had been a stand-alone entity for the year 2002.

The combined financial statements of the IBU have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The combined financial statements are presented in U.S. dollars (US$). The accounts of IBU are translated into the reporting currency, the U.S. dollar, using exchange rates in effect at period-end for assets and liabilities and at average exchange rates during the period for the results of operations. The related translation adjustments are recorded through net investment. Gains and losses resulting from foreign currency transactions, if any, are included in other income and expense.

Principles of combination

The combined financial statements have been prepared on the basis described above. The combined financial statements have been prepared using the historical basis in assets and liabilities and historical results of operations related to the IBU’s businesses. The combined financial statements generally reflect the financial position, results of operations and cash flows of the IBU as if it were a stand-alone entity for the period presented. Certain expenses that are indirectly attributable to IBU have been allocated using the methods set forth below. The assumptions and related adjustments included herein are, in the view of management, reasonable and necessary to present the financial position, results of operations and cash flows as if the IBU had operated on a stand-alone basis for the period presented. The combined financial statements are, however, not necessarily indicative of the financial position, results of operations and cash flows in the future or what they would have been had the IBU been a stand-alone entity during the periods presented. The effects of all significant transactions between components of IBU have been eliminated.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the year. Actual results could differ from those estimates.

Accounts Receivable

The accounts receivable balances included in these financial statements are those specifically associated with the IBU. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. No allowance for doubtful accounts has been included as of December 31, 2002.

Property and equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Office equipment and hardware	3-4 years
Furniture and fixtures	5 years

Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income. Maintenance and repairs are generally charged to expense as incurred. Expenditures that substantially increase an asset’s useful life are capitalized.

The property and equipment balances included in the accompanying statements are assets specifically associated with the data centers, in addition to certain assets associated with IBU related personnel that will be transferred as part of the Agreement.

Intangible assets

Intangible assets are comprised of capitalized software development costs. Capitalization of such costs related to external-use software begins upon the establishment of technological feasibility, which for the Company, is established upon completion of a working model. For internal-use software under SOP 98-1, the Company capitalizes amounts incurred during the application development stage and expenses costs incurred during the preliminary project and post-implementation/operation stages. Capitalized software development costs directly related to IBU are being amortized over periods ranging from two to three years. At each balance sheet date, the unamortized capitalized costs of a software product is compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed the net realizable value of that asset is written off. As of December 31, 2002, no write offs have been deemed necessary by IBU’s management.

Impairment of long-lived assets

Long-lived assets (including capitalized software development) are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. IBU evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. IBU uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the net book values of the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the net book value of the assets, the assets are written down to their estimated fair value. Fair value is determined based on current appraisal values, or discounted future cash flows.

Revenue Recognition

The Company generates search service revenues from licensing and hosting its software and from related maintenance and post-contract support (“PCS”) services. Fees for search services are charged based on a variety of contractual arrangements, on a per query basis or as a fixed amount of customer advertising revenue. Where an arrangement to deliver software does not require significant production, modification or customisation, FAST recognizes revenue when all of the following criteria are met:

•              Persuasive evidence of an arrangement exists

•              Delivery has occurred;

•              Collection of a fixed or determinable fee is probable

Revenues included in the combined statements of operations are those specifically related to the IBU.

Cost of revenues

Cost of revenues consists of expenses related to the operation of search services. All costs of revenues are expensed in the period in which they are incurred, even when the cost relates to revenue that has been deferred.

Cost of revenues in the combined statements of operations includes those expenses directly attributable to the IBU. In addition, allocations have been made of expenses not directly attributable to the IBU. These allocations are based on a reasonable share of professional services being provided to IBU related customers.

Marketing and advertising expense

Marketing and advertising costs are expensed as incurred, and those directly attributable to the IBU were negligible for 2002. In addition, allocations have been made of expenses not directly attributable to the IBU. These allocations are based on a reasonable share of the IBU’s attributable expenses, relative to FAST’s total cost.

Research and development expense

These expenses include those expenses directly attributable to the IBU. In addition, allocations have been made of expenses not directly attributable to the IBU. These allocations are based on a reasonable share of development work related to IBU.

General and administrative expense

These expenses include those expenses directly attributable to the IBU. In addition, allocations have been made of expenses not directly attributable to the IBU. These allocations are based on the IBU’s proportion of revenues, relative to FAST’s total revenues.

Depreciation and amortization

Depreciation and amortization expense included in the combined statements of operations is related to the assets specifically associated with the IBU.

Share-based compensation

Allocations from FAST have been made of share-based compensation attributable to IBU personnel.

Income taxes

Income tax expense or benefit has not been recorded for the period being presented, as IBU does not include separate legal entities that are subject to tax under any jurisdiction.

Concentrations of risk

Financial instruments that potentially subject IBU to concentrations of credit risk consist primarily of accounts receivable. However, such risk is limited due to the large number of customers comprising the Company’s customer base and their dispersion across different geographic areas. Because of the proportion of international activity, the

Company’s income and expenses are exposed to exchange-rate fluctuations to a certain extent. Risks of two kinds arise as a result: a transaction risk, that is, the risk that currency fluctuations will have a negative effect on the value of the Company’s commercial cash flows in different currencies; and a translation risk, that is, the risk of adverse currency fluctuations in the translation of foreign operation and foreign assets and liabilities into U.S. dollars for the Company’s combined financial statements. The Company does not currently hedge against currency risks and fluctuations between local currencies and U.S. dollars, which may have an adverse effect on the Company’s combined financial condition and results of operations.

Fair value of financial instruments

IBU’s financial instruments including accounts receivable and accounts payable are carried at cost, which approximates fair value due to the relatively short maturity of those instruments.

NOTE 2 — OTHER CURRENT ASSETS

Other current assets consist of the following:

AS OF DECEMBER 31, 2002

(IN THOUSANDS OF US$)
Prepaid expenses	235
Value added tax	13
Deposits	15
TOTAL	263

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

AS OF DECEMBER 31, 2002

(IN THOUSANDS OF US$)
Computers, software and equipment	16,658
Furniture and fixtures	51
Less accumulated depreciation	(12,689)
PROPERTY AND EQUIPMENT, NET	4,020

NOTE 4 — INTANGIBLE ASSETS

Intangibles assets, net consist of the following:

AS OF DECEMBER 31, 2002

(IN THOUSANDS OF US$)
Capitalized software development	2,701
Accumulated amortization	(939)
INTANGIBLE ASSETS, NET	1,762

Capitalized software development primarily relates to the development of FAST Web Search and FAST PartnerSite products.

NOTE 5 — ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

(IN THOUSANDS OF US$)	AS OF DECEMBER 31, 2002

Due to employees	204
Government taxes	147
Other	153
TOTAL	504

Government taxes consist primarily of social security taxes.

NOTE 6 — NET INVESTMENT

(IN THOUSANDS OF US$)	AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002

COMPREHENSIVE LOSS:
Net loss	(7,897)
Translation adjustment	313
TOTAL COMPREHENSIVE LOSS	(7,584)
Net investment, beginning of year	10,209
Group contribution — cash received	2,788
Group contribution — share-based compensation	883
NET INVESTMENT, END OF YEAR	6,296

IBU’s primary requirements for cash have been to fund operating losses and capital expenditures associated with running the data centers. Capital expenditures in the IBU in 2002 were approximately $2 million

NOTE 7 — RELATED PARTY TRANSACTIONS

In 2002, Lycos Inc., a shareholder and board member of FAST, and its related affiliates accounted for 45% and 9%, respectively, of the Company’s revenues.

The combined financial statements include certain transactions with affiliated business units of FAST. Operating expenses that primarily relate to sales and marketing, research and development and general and administrative expenses have been charged to IBU from FAST’s other business units. These related parties have provided the company with certain services including cash management, legal, accounting, tax, employee benefits, data services, insurance services, research resources and other corporate services during the financial statement period presented herein. The costs of such services were based primarily on actual costs directly chargeable to IBU for expenses such as employee salaries. Expenses such as rent and general and administrative expenses were in certain cases based on ratios by headcount or other relevant measures. Management believes that the costs of such services were allocated on a reasonable basis and would not have differed significantly from the fees charged by other business units if IBU had been operating on a stand-alone basis. Indirect costs have been allocated to certain line items in the statement of operations as follows:

(IN THOUSANDS OF US$)	FOR THE YEAR ENDED DECEMBER 31, 2002

Cost of revenues	581
Research and development	885
Sales and marketing	135
General and administrative	2,351
Share-based compensation	883

NOTE 8 — SEGMENT INFORMATION

The following geographic information presents revenue based on origin of sale and long-lived assets based on physical location as of and for the year ended December 31, 2002:

	UNITED STATES	NORWAY	U.K.	TOTAL

Revenue	—	8,788	—	8,788
Long-lived assets	3,446	1,975	361	5,782

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Leases

The IBU has historically entered into non-cancelable operating leases for office space and equipment with original terms extending up to 10 years. The future minimum lease payments under these leases at December 31, 2002 are as follows:

YEARS ENDED DECEMBER 31,	(IN THOUSANDS OF US$)

2003	4,452
2004	3,470
2005	3,470
2006	272
Thereafter	—
TOTAL MINIMUM LEASE PAYMENTS	11,664

Rent expenses were approximately $3.6 million for the year ended December 31, 2002.

NOTE 10 — SUBSEQUENT EVENTS

On February 25, 2003, Overture Services, Inc., a provider of Pay-For-Performance search, announced that they would purchase IBU, including the products FAST Web Search™, AlltheWeb.com™, and FAST PartnerSite™. Such agreement was consummated on April 21, 2003. FAST received $70 million in cash, and is eligible to receive performance-based cash incentive payments for up to $30 million over the next three years.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

Combined Statement of Operations

(In thousands of USD)

	For the three months ended
	31-Mar-03	31-Mar-02
	(unaudited)	(unaudited)
NET REVENUES
Search services	2,315	2,115
TOTAL NET REVENUES	2,315	2,115

OPERATING EXPENSES
Cost of revenues	832	864
Research and development	325	468
Sales and marketing	679	802
General and administrative	607	618
Depreciation and amortization	678	1,354
Share-based compensation	136	241
TOTAL OPERATING EXPENSES	3,257	4,347

OPERATING INCOME	(942)	(2,232)
OTHER INCOME (EXPENSE)
Other income (expense), net	—	—
LOSS BEFORE TAXES	(942)	(2,232)
Income taxes	—	—
NET LOSS	(942)	(2,232)

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER
Combined Balance Sheet
(In thousands of USD)

	As of
	31-Mar-03	31-Dec-02
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	—	—
Accounts receivable	1,644	1,516
Other current assets	199	263
Total current assets	1,843	1,779
Non-current assets:
Property and equipment, net	3,483	4,020
Intangible assets, net	2,199	1,762
Total non-current assets	5,682	5,782
Total assets	7,525	7,561

LIABILITIES AND NET INVESTMENT
Current liabilities:
Accounts payable	449	761
Accrued expenses and other liabilities	392	504
Total current liabilities	841	1,265
Non-current liabilities:
Other long-term liabilities	—	—
Total non-current liabilities	—	—
Net investment	6,684	6,296
Total liabilities and net investment	7,525	7,561

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

Combined Statement of Cash Flows

(In thousands of USD)

	For the three months ended
	31-Mar-03	31-Mar-02
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(942)	(2,232)
Depreciation and amortization	678	1,354
Share-based compensation	136	241
Changes in assets and liabilities:
Accounts receivable	(128)	756
Accounts payable	(312)	(350)
Other assets and liabilities, net	(33)	267
Net cash used in operating activities	(601)	36

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed and intangible assets	(662)	(386)
Net cash used in investing activities	(662)	(386)

CASH FLOWS FROM FINANCING ACTIVITIES
Net group contribution received	1,263	350
Net cash provided by financing activities	1,263	350
Effect of foreign exchange rate changes	—	—
Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	—	—

The accompanying notes are an integral part
of these combined financial statements.

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER

Notes to Combined Financial Statements

Note 1 — Combined financial statements

In these notes to the combined financial statements, references to “IBU”, or the “Company” are to the Internet Business Unit of Fast Search & Transfer ASA, and its combined businesses and assets, as described in Note 1 to the combined financial statements as and for the year ended December 31, 2002.

The combined financial statements of the IBU have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The combined financial statements are presented in U.S. dollars (US$).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the year. Actual results could differ from those estimates.

The interim combined financial statements should be read in conjunction with the combined financial statements and Notes thereto as of and for the year ended December 31, 2002. The interim combined financial statements have been prepared using the same principles as described in Note 1 to the combined financial statements as of and for the year ended December 31, 2002.

Note 2 — Related party transactions

During the first quarter of 2003, Lycos Inc., a shareholder and board member of FAST, and its related affiliates accounted for 31% and 19%, respectively, of the Company’s revenues. During the first quarter of 2002, such customers accounted for 43% and 10%, respectively, of the Company’s revenues.

The combined financial statements include certain transactions with affiliated business units of FAST. Operating expenses that primarily relate to sales and marketing, research and development and general and administrative expenses have been charged to IBU from FAST’s other business units. These related parties have provided the company with certain services including cash management, legal, accounting, tax, employee benefits, data services, insurance services, research resources and other corporate services during the financial statement period presented herein. The costs of such services were based primarily on actual costs directly chargeable to IBU for expenses such as employee salaries. Expenses such as rent and general and administrative expenses were in certain cases based on ratios by headcount or other relevant measures. Management believes that the costs of such services were allocated on a reasonable basis and would not have differed significantly from the fees charged by other business units if IBU had been operating on a stand-alone basis. Indirect costs have been allocated to certain line items in the statement of operations as follows:

(In thousands of US$)	For the three months ended March 31, 2003	For the three months ended March 31, 2002

Cost of revenues	148	122
Research and development	235	214
Sales and marketing	45	22
General and administrative	607	618
Share-based compensation	136	241

INTERNET BUSINESS UNIT OF FAST SEARCH & TRANSFER
Notes to Combined Financial Statements

Note 3 — Net Investment

(In thousands of US$)	As of March 31, 2003
Comprehensive loss:
Net loss	(942)
Translation adjustment	(69)
Total comprehensive loss	(1,011)
Net investment, beginning of year	6,296
Group contribution – cash received	1,263
Group contribution — share-based compensation	136
Net investment, end of year	6,684

Note 4 — Subsequent Events

On February 25, 2003, FAST announced that Overture Services, Inc., a leading provider of Pay-For-Performance search, reached an agreement to purchase FAST’s Internet search unit, including FAST Web Search™, AlltheWeb.com™, and FAST PartnerSite™. Such agreement was consummated on April 21, 2003. FAST received $70 million in cash, and is eligible to receive performance-based cash incentive payments for up to $30 million over the next three years.